Exhibit 3.1

                        OMEGA HEALTHCARE INVESTORS, INC.

                              ARTICLES OF AMENDMENT

                  OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The charter of the Corporation is hereby amended by striking out Section 1. of Article IV in its entirety and inserting in lieu thereof the following:

                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

                  Section 1. The total number of shares of capital stock which the corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shall be shares of Common Stock having a par value of $.10 per share and Ten Million (10,000,000) shall be shares of Preferred Stock having a par value of $1.00 per share. The aggregate par value of all of said shares shall be Twenty Million Dollars ($20,000,000). Prior to the increase, the aggregate par value of all said shares was Fifteen Million Dollars ($15,000,000).

                  SECOND: The board of directors of the Corporation, at a meeting duly convened and held on January 19, 1999, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment to the charter was advisable and directing that it be submitted for action thereon at a meeting of the stockholders of the Corporation to be held on April 20, 1999.

                  THIRD: Notice setting forth the aforesaid amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote required by law.

                  FOURTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class were as follows.

                           Common Stock              Par Value
                           ------------              ---------

                           50,000,000                $.10 per share


                           Preferred Stock           Par Value
                           ---------------           ---------

                           10,000,000                $1.00 per share


                          (b) The total  number of shares of all classes of
stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

                          Common Stock              Par Value
                          ------------              ---------

                          100,000,000               $.10 per share


                          Preferred Stock           Par Value
                          ---------------           ---------

                          10,000,000                $1.00 per share


                          (c) The aggregate par value of all shares of all
classes of stock of the Corporation heretofore authorized was $15,000,000. The aggregate par value of all shares of all classes of stock as increased by this amendment is $20,000,000. This amendment has the effect of increasing the aggregate par value of all shares of all classes of stock of the Corporation by $5,000,000.

                  IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice-President and its corporate seal to be hereunto affixed and attested by its Secretary,

                  THE UNDERSIGNED, Vice-President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.


Attest:                                      OMEGA HEALTHCARE INVESTORS, INC.


s/s:  Susan A. Kovach                     By:  s/s David A. Stover      [SEAL]
-----------------------------                  -------------------------------
Susan Allene Kovach, Secretary                 David A. Stover, Vice-President
[Affix corporate seal]